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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  February 3, 1998




                             UNITED FINANCIAL CORP.
                             ----------------------
             (Exact name of registrant as specified in its charter)


         Minnesota                      0-28080                81-0507591
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 (State or other jurisdiction         (Commission            (IRS employer
       of incorporation)              file number)         identification No.)



        P.O Box 2509, 601 First Avenue North, Great Falls, Montana  59403
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             (Address of principal executive offices)    (zip code)


      Registrant's telephone number, including area code:   (406) 761-2200
                                                            --------------
                                 Not Applicable
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          (Former name or former address, if changed since last report)

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Item 1.   CHANGES IN CONTROL OF REGISTRANT.

          The information required by Item 1 of the instructions to Form 8-K is set forth under Item 2 below.


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

MERGER

          On February 3, 1998, United Financial Corp. (the "Company") merged with Heritage Bancorporation ("Heritage") pursuant to an Agreement and Plan of Merger dated August 25, 1997, as amended (the "Merger Agreement"), under which Heritage was merged with and into the Company. In connection with the Merger, each outstanding share of Heritage common stock was converted into 47.50 shares of the Company's Common Stock. An aggregate of 475,000 shares (or 28%) of the Company's Common Stock (the "Merger Consideration") was issued in connection with the Merger. The market value of the Merger Consideration on the date of the consummation of the Merger was approximately $12,500,000. The Merger Consideration was determined through negotiations between the Company and Heritage.

          Before the Merger, the former shareholders of Heritage (the "Former Heritage Shareholders") owned approximately 3.3% of the outstanding shares of the Company's Common Stock. Following the Merger, the Former Heritage Share-holders own approximately 30% of the outstanding shares of the Company's Common Stock. In addition, John M. Morrison, the former majority shareholder of Heritage, was granted certain rights of first refusal by shareholders of the Company holding approximately 15.5% of the Company's outstanding Common Stock. Under those rights of first refusal, such shareholders may not sell their shares of the Company's Common Stock for a period of two years without first offering such stock to Mr. Morrison. A form of the right of first refusal agreements is filed as an exhibit to Mr. Morrison's Schedule 13D filed with the Securities and Exchange Commission (the "SEC").

MANAGEMENT

          In connection with the Merger, the Board of Directors of the Company (the "Board") was increased to nine members and five persons nominated by the Former Heritage Shareholders (the "Heritage Nominees") were elected to the Board. Consequently, the Heritage Nominees now constitute a majority of the Board. Three of the Heritage Nominees were Former Heritage Shareholders and the other two are executive officers of other banks controlled by Mr. Morrison. There are no contractual or other requirements for the Heritage Nominees to be nominated or re-elected to the Board in the future. The Heritage Nominees, representing a majority of the Board, will be able to select and control the management of the Company as well as the board of directors of the Company's subsidiary banks. At its initial


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meeting, the Board elected John M. Morrison as President and Chief Executive
Officer, Kurt R. Weise as Chief Operating Officer and Kevin P. Clark as Secretary. Messrs. Morrison, Weise and Clark were formerly affiliated with Heritage. Since the Merger, certain officers of the Company, including Bruce Weldele, the Chairman of the Board and a director, Brent Marvosh, the Vice President and Chief Financial Officer, Dean Mart, the Executive Vice President, and Loyall Kissee, a Branch Manager and the former Secretary, elected to submit resignations and receive certain severance payments under their Executive Severance Payment Agreements with the Company.

          The names and ages of the new Heritage Nominee/directors and their principal occupations are set forth below.

          JOHN M. MORRISON, 60, is the newly elected President and Chief Executive Officer of the Company. Prior to the Merger, he served as Chairman of Heritage and was the majority shareholder of Heritage. He is also the Chief Executive Officer and sole shareholder of Central Bancshares, Inc., the parent company of Central Bank located in Stillwater, Minnesota, which he founded in 1988. He was the Chairman and majority shareholder of Bank of Montana System, a bank holding company with approximately $800 million in assets, prior to its sale to Norwest Corp. in 1994. He is currently involved as a shareholder in businesses such as cellular phone service and precision parts manufacturing.

          KURT R. WEISE, 41, is the newly elected Chief Operating Officer of the Company. Prior to the Merger, he was a director, Vice President, Treasurer and shareholder of Heritage. He also serves as President of Central Financial Services Inc., a bank consulting firm, and President of Central Bancshares Inc. He has been involved with the Central Bank group of companies since they were founded in 1988. He was the Chief Financial Officer of Bank of Montana System until its sale to Norwest Corp in 1994. He has over 18 years of experience in the finance and banking industries.

          JANICE M. GRASER, 43, is Executive Vice President of Central Bancshares, Inc. and Central Financial Services Inc. She also serves as a director of Central Bancshares Inc. Prior to the Merger, she served as director of Heritage Bank and was a shareholder of Heritage. She has held various titles in other companies owned or controlled by John M. Morrison since 1986.

          LARRY D. ALBERT, 46, has served as President and Chief Executive Officer of Central Bank since 1996. Before joining Central Bank, he served as President of AmeriBank, a community bank with $150 million in assets located in the Minneapolis/St. Paul, Minnesota area. He has over 23 years of experience in banking.

          JEROME H. HENTGES, 55, is the President of Central Bank-Eden Prairie, and has been with Central Bank since 1989. Before joining Central Bank, he held various senior management positions in banks such as Firstar Bank Minnesota and


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Metro Bank Bloomington.  He has over 30 years of experience in banking in the
Minneapolis/St. Paul, Minnesota area.

ACCOUNTING TREATMENT AND FINANCIAL REPORTING

          The Merger is being treated as a reverse acquisition accounted for as a purchase in accordance with generally accepted accounting principles.
Heritage is considered the accounting acquirer because Heritage effectively ac-quired the operations of the Company, including its assets and liabilities, as a result of the change in control and other related consequences of the Merger. Accordingly, the assets and liabilities of the Company will be recorded at their respective fair values on the closing date. The purchase consideration assumed to be paid the Company's shareholders for financial reporting purposes is calculated based on a valuation of $20.25 times the 1,223,312 shares of the Company's Common Stock assumed to be issued. Any excess of the purchase consideration over the fair value of identifiable tangible and intangible net assets will be assigned to goodwill. Due to the difficulty and practicality in determining the value of United Savings Bank's core deposit relationships and the value of United Savings Bank's non-Great Falls markets being served, any such intangible values are necessarily included in the amount of goodwill recorded. As such, goodwill is expected to be amortized on a straight line basis over a short period, currently not expected to exceed 10 years.

          Consistent with Heritage being the acquiring corporation, the historical financial statements of the combined entity commencing with the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 will be those of Heritage. Accordingly, the historical statements of operations of the combined entity will only reflect the operations of the Company commencing on and after the closing date of the Merger. The Company intends to file the December 31, 1997 fiscal year end financial statements of Heritage in either the Company's Annual Report on Form 10-K for the year ended December 31, 1997 or a Current Report on Form 8-K. KPMG Peat Marwick LLP is currently the auditor for both Heritage and the Company.

ADDITIONAL INFORMATION

          For additional information regarding the Merger, see the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on January 15, 1998 (the "Proxy Statement").

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                 All required financial statements have been previously reported by the Company as part of the Proxy Statement.

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          (b)    PRO FORMA FINANCIAL INFORMATION

                 All required pro forma financial information has been previously reported by the Company as part of the Proxy Statement.

          (c)    EXHIBITS

                 Exhibit No.       Description
                 -----------       -----------

                     2.1 Agreement and Plan of Merger (the "Merger Agreement") dated August 25, 1997 by and between the Company and Heritage (incorporated by reference to Exhibit B of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)



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                     2.2           Amendment No. 1 to the Merger Agreement by
                                   and between the Company and Heritage,
                                   effective as of August 25, 1997

                     99 Press release dated February 3, 1998 announcing the completion of the Merger



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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 1998                  UNITED FINANCIAL CORP.

                                            /s/ Kurt R. Weise
                                          ------------------------------
                                          Kurt R. Weise
                                          Chief Operating Officer




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                                INDEX TO EXHIBITS

Exhibit
Number         Item                                              Page
-------        ----                                              ----

  2.2 Amendment No. 1 to the Merger Agreement by and between the Company and Heritage, effective as of August 25, 1997

  99 Press release dated February 3, 1998 announcing the completion of the Merger